Exhibit 10.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”), is entered into as of                     , by and between Opera Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and                     , an individual (the “Executive”). The term “Company” as used herein with respect to all obligations of the Executive hereunder shall be deemed to include the Company and all of its direct or indirect parent companies, subsidiaries, affiliates, or subsidiaries or affiliates of its parent companies (collectively, the “Group”).

RECITALS

The Company desires to employ the Executive and to assure itself of the services of the Executive during the term of Employment (as defined below).

The Executive desires to be employed by the Company during the term of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

The parties hereto agree as follows:

1.	POSITION

The Executive hereby accepts a position of Chief Executive Officer of the Company (the “Employment”).

2.	TERM

Subject to the terms and conditions of this Agreement, the initial term of the Employment shall be                      years, commencing on                      (the “Effective Date”), unless terminated earlier pursuant to the terms of this Agreement. Upon expiration of the initial-year term, the Employment shall be automatically extended for successive                      -year terms unless either party gives the other party hereto a                     -month prior written notice to terminate the Employment prior to the expiration of such                     -year term or unless terminated earlier pursuant to the terms of this Agreement.

3.	PROBATION

No probationary period.

4.	DUTIES AND RESPONSIBILITIES

The Executive’s duties at the Company will include all jobs assigned by the Company’s Board of Directors (the “Board”) and/or the Chief Executive Officer of the Company.

The Executive shall faithfully and diligently serve the Company in accordance with this Agreement, the Memorandum and Articles of Association of the Company (the “Articles of Association”), and the guidelines, policies and procedures of the Company approved from time to time by the Board.

5.	NO BREACH OF CONTRACT

The Executive hereby represents to the Company that: (i) the execution and delivery of this Agreement by the Executive and the performance by the Executive of the Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound, except for agreements that are required to be entered into by and between the Executive and any member of the Group pursuant to applicable law of the jurisdiction where the Executive is based, if any; (ii) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent, or be violated by, the Executive entering into this Agreement or carrying out his/her duties hereunder; (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement (other than this) with any other person or entity except for other member(s) of the Group, as the case may be.

6.	LOCATION

The Executive will be based in                     , until both parties hereto agree to change otherwise. The Executive acknowledges that he/she may be required to travel from time to time in the course of performing his/her duties for the Company.

7.	COMPENSATION AND BENEFITS

(a)

Compensation. The Executive’s cash compensation (inclusive of the statutory welfare reserves that the Company is required to set aside for the Executive under applicable law) shall be provided by the Company pursuant to Schedule A.

(b)	Equity Incentives. To the extent the Company adopts and maintains a share incentive plan, the Executive will be eligible to participate in such plan pursuant to the terms thereof.

(c)	Benefits. The Executive is eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, including, but not limited to, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan.

(d)	Annual Leave. Upon the Effective Date, the Executive is entitled to paid leave in accordance with local law in the country in which the Executive is employed.

8.	TERMINATION OF THE AGREEMENT

(a)	By the Company. The Company may terminate the Employment for cause, at any time, without notice or remuneration, if the Executive (1) commits any serious or persistent breach or non-observance of the terms and conditions of your employment; (2) is convicted of a criminal offence other than one which in the opinion of the Board does not affect the Executive’s position as an employee of the Company, bearing in mind the nature of your duties and the capacity in which the executive is employed; (3) willfully disobeys a lawful and reasonable order; (4) misconducts himself/herself and such conduct being inconsistent with the due and faithful discharge of the Executive’s material duties; (5) is guilty of fraud or dishonesty; or (6) is habitually neglectful in his/her duties. The Company may terminate the Employment without cause at any time with a three-month prior written notice to the Executive or by payment of three months’ salary in lieu of notice.

(b)	By the Executive. The Executive may terminate the Employment at any time with a three-month prior written notice to the Company or by payment of three months’ salary in lieu of notice. In addition, the Executive may resign prior to the expiration of the Agreement if such resignation or an alternative arrangement with respect to the Employment is approved by the Board.

(c)	Notice of Termination. Any termination of the Executive’s employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

9.	CONFIDENTIALITY AND NONDISCLOSURE

(a)	Confidentiality and Non-disclosure. The Executive hereby agrees at all times during the term of his/her employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. The Executive understands that “Confidential Information” means any proprietary or confidential information of the Group, its affiliates, their clients, customers or partners, and the Group’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Group on whom the Executive called or with whom the Executive became acquainted during the term of his/her employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances, information about the suppliers, joint ventures, licensors, licensees, distributors and other persons with whom the Group does business, information regarding the skills and compensation of other employees of the Group or other business information disclosed to the Executive by or obtained by the Executive from the Group, its affiliates, or their clients, customers or partners either directly or indirectly in writing, orally or by drawings or observation of parts or equipment, if specifically indicated to be confidential or reasonably expected to be confidential. Notwithstanding the foregoing, Confidential Information shall not include information that is generally available and known to the public through no fault of the Executive.

(b)	Company Property. The Executive understands that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with his/her work or using the facilities of the Group are property of the Group and subject to inspection by the Group, at any time. Upon termination of the Executive’s employment with the Company (or at any other time when requested by the Company), the Executive will promptly deliver to the Company all documents and materials of any nature pertaining to his/her work with the Company and will provide written certification of his compliance with this Agreement. Under no circumstances will the Executive have, following his/her termination, in his/her possession any property of the Group, or any documents or materials or copies thereof containing any Confidential Information.

(c)	Former Employer Information. The Executive agrees that he has not and will not, during the term of his/her employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which the Executive has an agreement or duty to keep in confidence information acquired by Executive, if any, or (ii) bring into the premises of the Group any document or confidential or proprietary information belonging to such former employer, person or entity unless consented to in writing by such former employer, person or entity. The Executive will indemnify the Group and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation of the foregoing.

(d)	Third Party Information. The Executive recognizes that the Group may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees that the Executive owes the Group and such third parties, during the Executive’s employment by the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Group’s agreement with such third party.

This Section 9 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 9, the Company shall have right to seek remedies permissible under applicable law.

10.	INVENTIONS

(a)	Inventions Retained and Licensed. The Executive has attached hereto, as Schedule B, a list describing all inventions, ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, original works of authorship and trade secrets made or conceived by or belonging to the Executive (whether made solely by the Executive or jointly with others) that (i) were developed by Executive prior to the Executive’s employment by the Company (collectively, “Prior Inventions”), (ii) relate to the Group’s actual or proposed business, products or research and development, and (iii) are not assigned to the Group hereunder; or, if no such list is attached, the Executive represents that there are no such Prior Inventions. Except to the extent set forth in Schedule B, the Executive hereby acknowledges and represents that, if in the course of his/her service for the Group, the Executive incorporates into a Group product, process or machine a Prior Invention owned by the Executive or in which he/she has an interest, (a) the Group is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide right and license (which may be freely transferred by the Group to any other person or entity) to make, have made, modify, use, sell, sublicense and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine, and (b) he/she has all necessary rights, powers and authorization to use such Prior Invention in the manner it is used and such use will not infringe any right of any company, entity or person. The Executive hereby agrees to indemnify the Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable legal fees and costs for resolving disputes arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use, sub-licensing, modification, transfer or sale by the Group of such Prior Invention.

(b)	Disclosure and Assignment of Inventions. The Executive understands that the Company engages in research and development and other activities in connection with its business and that, as an essential part of the Employment, the Executive is expected to make new contributions to and create inventions of value for the Company.

From and after the Effective Date, the Executive shall make full written disclosure in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, concepts and trade secrets, whether or not patentable or registrable under patent, copyright, circuit layout design or similar laws in the United States or anywhere else in the world, which the Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of the Executive’s Employment at the Company (whether or not during business hours) that are either related to the scope of his/her Employment at the Company or make use, in any manner, of the resources of the Group (collectively, the “Inventions”). The Executive hereby acknowledges that the Company or the Group shall be the sole owner of all rights, title and interest in the Inventions created hereunder. In the event the foregoing assignment of Inventions to the Company or the Group is ineffective for any reason, each member of the Group is hereby granted and shall have a royalty-free, sub-licensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, and sell such Inventions as part of or in connection with any product, process or machine. Such exclusive license shall continue in effect for the maximum term as may now or hereafter be permissible under applicable law. Upon expiration, such license, without further consent or action on the Executive’s part, shall automatically be renewed for the maximum term as is then permissible under applicable law, unless, within the six-month period prior to such expiration, the Company and the Executive have agreed that such license will not be renewed. The Executive also hereby forever waives and agrees never to assert any and all rights he may have in or with respect to any Inventions even after termination of his/her employment with the Company. The Executive hereby further acknowledges that all Inventions created by him/her (solely or jointly with others) are, to the extent permitted by applicable law, “works made for hire” or “inventions made for hire,” as those terms are defined in the copyright and patent laws of the United States, and all titles, rights and interests in or to such Inventions are or shall be vested in the Company.

(c)	Patent and Copyright Registration. The Executive agrees to assist the Company or its designees in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights, and other legal protection for the Inventions in any and all countries. The Executive will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. The Executive’s obligations under this paragraph will continue beyond the termination of the Employment with the Company, provided that the Company will reasonably compensate the Executive after such termination for time or expenses actually spent by the Executive at the Company’s request on such assistance. The Executive appoints the Company and its duly authorized officers and agents as the Executive’s attorney-in-fact to execute documents on the Executive’s behalf for this purpose.

(d)	Remuneration. The Executive hereby agrees that the remuneration received by the Executive pursuant to this Agreement with the Company includes any remuneration which the Executive may be entitled to under applicable law for any “works made for hire,” “inventions made for hire” or other Inventions assigned to the Company pursuant to this Agreement.

(e)	Return of Confidential Material. In the event of the Executive’s termination of employment with the Company for any reason whatsoever, Executive agrees promptly to surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any confidential information or to his/her employment, and Executive will not retain or take with him/her any tangible materials or electronically-stored data, containing or pertaining to any confidential information that Executive may produce, acquire or obtain access to during the course of his/her employment.

This Section 10 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 10, the Company shall have right to seek remedies permissible under applicable law.

11.	CONFLICTING EMPLOYMENT

The Executive hereby agrees that, during the term of his/her employment with the Company, he/she will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Group is now involved or becomes involved during the term of the Executive’s employment, nor will the Executive engage in any other activities that conflict with his/her obligations to the Company without the prior written consent of the Company.

12.	NON-SOLICITATION

The Executive undertakes that for a period of one (1) year after he/she ceases to be employed by the Company, he/she will not, without the prior written consent of the Company:

(a)	either on his/her own account or through any of his/her affiliates or in conjunction with or on behalf of any other person, solicit or entice away or attempt to solicit or entice away from the Group, any person, firm, company or organization who is or shall at any time within two (2) years prior to such cessation have been a customer, client, representative or agent of the Group or in the habit of dealing with the Group;

(b)	either on his/her own account or through any of his/her affiliates or in conjunction with or on behalf of any other person, employ, solicit or entice away or attempt to employ, solicit or entice away from the Group any person who is or shall have been at the date of or within twelve (12) months prior to such cessation of employment an officer, manager, consultant or employee of any such the Group whether or not such person would commit a breach of contract by reason of leaving such employment; or

(c)	either on his/her own account or through any of his/her affiliates or in conjunction with or on behalf of any other person, in relation to any trade, business or company use a name including the words of “Opera,” “Opera Software,” “Opera Browser,” “Opera Mini,” “Opera for Android,” “Opera Touch,” “Opera for Computer,” “Opera News” or any other words hereafter used by the Group in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of the Group or the product or services or any other products or services of the Group, and shall use all reasonable endeavors to procure that no such name shall be used by any of his/her affiliates or otherwise by any person with which he/she is connected.

Each and every obligation under Section 12 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such section and any such deletion shall not affect the enforceability of the remainder parts of such section.

The Executive agrees that in light of the circumstances, the restrictive covenants contained in Section 12 are reasonable and necessary for the protection of the Group, and further agrees that the said covenants are not excessive or unduly onerous upon the Executive. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable, in light of the circumstances, for the protection of the Group, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.

This Section 12 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 12, the Executive acknowledges that there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate). In any event, the Company shall have right to seek all remedies permissible under applicable law.

13.	WITHHOLDING TAXES

Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such national, provincial, local or any other income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

14.	NOTIFICATION OF NEW EMPLOYER

In the event that the Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to his/her new employer about his/her rights and obligations under this Agreement.

15.	ASSIGNMENT

This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that (i) the Company may assign or transfer this Agreement or any rights or obligations hereunder to any member of the Group without such consent, and (ii) in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

16.	SEVERABILITY

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

17.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the Executive and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter, other than any such agreement under any employment agreement entered into with a subsidiary of the Company at the request of the Company to the extent such agreement does not conflict with any of the provisions herein. The Executive acknowledges that he/she has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement. Any amendment to this Agreement must be in writing and signed by the Executive and the Company.

18.	REPRESENTATIONS

The Executive hereby agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive hereby represents that the Executive’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to his/her employment by the Company. The Executive has not entered into, and hereby agrees that he/she will not enter into, any oral or written agreement in conflict with this Section 18. The Executive represents that the Executive will consult his/her own consultants for tax advice and is not relying on the Company for any tax advice with respect to this Agreement or any provisions hereunder.

19.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this letter. Each party hereto agrees to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts.

21.	AMENDMENT

This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

22.	WAIVER

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

23.	NOTICES

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

24.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

25.	NO INTERPRETATION AGAINST DRAFTER

Each party recognizes that this Agreement is a legally binding contract and acknowledges that such party has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms. The Executive agrees and acknowledges that he/she has read and understands this Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has ample opportunity to do so.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Opera Limited

By:
Name:
Title:

Executive

Signature:
Name:

[Signature Page to Employment Agreement]

Schedule A

Cash Compensation

Schedule B

List of Prior Inventions

Employment agreement

This agreement (the “Agreement”) is entered into on                      between:

(1)	Opera Software AS, company registration no. 916 368 127 (the “Company”) and

(2)	, with national ID: (the “Employee”).

Hereafter referred to as the parties (“Parties”)

1	employment and place of work

The Employee is employed as Chief Financial Officer by the Company.

The Employee’s place of work is the Company’s office in Gjerdrums vei 19, 0484 Oslo, Norway.

The Employee reports to                     , Chief Executive Officer

The Employee is employed in a full time position.

2	the employee’s duties

The Employee is obliged to carry out the duties that are or will be assigned to the Employee’s position and that fall naturally within the scope of that position.

The Employee shall devote the Employee’s full working capacity to the Company. The Employee shall not, without the Company’s prior written consent, undertake any other work, paid or unpaid, whether for the Employee’s account or for any other employer or principal, or serve on any Board of Directors or Committee or in any honorary office.

The Company may, at any time without compensation, make amendments to the duties to be performed by the Employee, and order the Employee to carry out other tasks (NO: “arbeidsgivers styringsrett”) in accordance with applicable mandatory Norwegian employment legislation.

3	WORKING HOURS

The normal working week is 40 hours per week. The normal working hours are Monday to Friday, 8 hours per day, inclusive of a lunch break of 30 minutes. The Employee has a variable work schedule and works flexible hours, with a core period between 10:00 – 14:00. The Employee is exempt from the ordinary rules regarding working hours in the Norwegian Working Environment Act.

4	Salary

The annual salary shall be                     . The salary shall be paid to the Employee by 1/12 each month on the Company’s regular payday except for the holiday month in which the Employee will receive holiday allowance in accordance with the Norwegian Holiday Act.

5	bonus

The Employee is entitled to an on-target bonus plan where reaching personal and/or company objectives may earn the Employee an annual bonus as determined from time to time. Terms and details will be outlined in a separate document each year. The Company reserves the right to amend the terms of the bonus scheme from time to time and to withdraw the bonus scheme at any time at its absolute discretion according to the terms outlined in the bonus plan.

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6	Holiday

Holiday and holiday allowance is governed by the provisions in the Norwegian Holiday Act and any applicable Company regulations. The holidays must fit in with the Company’s needs.

7	expenses

In accordance with the Company’s then applicable travel-allowance procedures, the Company will cover reasonable business and travel expenses incurred by the Employee wholly and exclusively in connection with the Employee’s position, provided that the Employee submits necessary documentation for the expenses.

8	Deductions

Deductions from remuneration (e.g., from Employee’s salary, bonus or holiday allowance) may be made as permitted by the Working Environment Act. Deductions may also be made for:

a.	Amounts paid to the Employee as an advance on salary;
b.	Amounts received as an advance on travel or business expenses which are not ultimately incurred or approved and documented by receipt;
c.	Defaults on instalments and interest terms that have been agreed upon in writing for loans granted by the Company to the Employee;
d.	Outstanding debts at the date of the termination of employment, unless a specific repayment agreement has been entered into and adequate security provided.

9	Pension and insurance schemes

Subject to the Company’s mandatory coverage under applicable legislation, the Employee will be covered by the pension and insurance schemes offered by the Company at any given time. The Company may change and/or terminate such schemes at its own discretion, subject to any limitations laid down by statute.

10	illnesS, parental Leave

The Employee shall report any absence due to illness without undue delay.

The Employee is entitled to sick pay and parental benefits in accordance with the prevailing company regulations and any applicable and mandatory legislation. In the event of parental leave, including in the context of a foster child, the Employer will provide financial contributions to maintain the then current salary level.

11	confidentiality

The Employee acknowledges that the Company is part of a group of companies under common ownership. Company, together with its parent company, subsidiaries and affiliated companies, is hereinafter referred to as the “Company Group.”

The Employee is obligated, both during the period of employment and after termination of the employment, irrespectively of how the employment ceases, to observe complete confidentiality in relation to third parties about any Confidential Information that have come to the Employee's attention during the period of employment. “Third parties” also include other employees of the Company and/or Company Group who do not rely on such information in the performance of their work.

“Confidential Information” means non-public information that the Company, Company Group or any third party designates as being confidential or which, under the circumstances surrounding disclosure, should reasonably be understood to be confidential.

Confidential Information includes, without limitation, information relating to Company’s and/or Company Group’s software products and business or financial affairs, including company secrets and business secrets.

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Confidential Information relating to software products may include source code, API data file documentation, specifications, databases, networks, system design, file layouts, tool combinations and development methods.

Confidential Information relating to business or financial affairs may include business methods, marketing strategies, pricing, competitor information, product development strategies and methods, customer lists and financial results, and information related to or obtained from customers or suppliers.

The Employee is obligated to exercise the utmost caution in dealing with plans, drawings, calculations, descriptions, contracts or correspondence. If the Employee is in any doubt regarding the extent of the obligations under this section 11, the Employee shall always consult the head of the legal department of the Company.

The above-identified provisions shall not preclude that the Employee, having left the Company, may make use of any general knowledge and experience of a technical or business-related nature acquired by the Employee during the employment and retained by the Employee in his or her unaided memory. The Employee acknowledges that any breach of this section 11 during the employment or at any time thereafter may lead to liability and may constitute grounds for dismissal and/or render the Employee liable to legal action.

12	intellectual property

The Company assumes all rights, title and interest to all Intellectual Property created by the Employee. For the purposes of this Agreement, “Intellectual Property” shall mean any products/creations/material the Employee creates, alone or with others, during his or her employment, whether or not the product/creation/material is created outside the working hours or outside the Company’s premises, as long as the product/creation/material in any way is related to or is affecting the business of the Company or the Company Group, is capable of being used by the Company or the Company Group or falls within the Employee’s tasks or work description, and all rights and interests, present and future, thereto and therein.

Such Intellectual Property includes, but is not limited to, discoveries, concepts, ideas, improvements, get-up, plans, models, patents, design patents, designs, databases, software, applications, drawings, trademarks, patterns, trade names, service marks, brands, slogans, commercial symbols, logos, other designations, inventions, utility models, trade secrets, circuitry, know-how and/or any other industrial and/or intellectual property rights.

The Company’s right to the Intellectual Property is unrestricted, global, exclusive and perpetual and includes all forms of exploitation in any media and in any form and by any technical means, in the original or altered form, in translation or adaptation. For the avoidance of doubt, the Employee’s full transfer of the Intellectual Property also includes the Company’s right to market, promote, advertise, distribute, sublicense, copy and/or to distribute or sell, exclusively or non-exclusively, the Intellectual Property, in whole or in part, to any third parties as the Company deems appropriate from time to time.

This clause shall not limit or restrict the Employee’s applicable mandatory rights under any statutory provision of Norwegian law, such as the author’s moral rights under the Norwegian Copyright Act and the mandatory rights under the Norwegian Employees’ Inventions Act.

The Employee shall, on the Employee’s own accord, inform the Company in writing of any inventions made, unless it is obvious that the Company is already aware of the right. If the Company wishes to patent or register any Intellectual Property, or to seek other Intellectual Property Right protection, the Employee shall, also after any termination of employment, provide all reasonably necessary assistance, including but not limited to signing and execution of necessary documents. The Employee hereby irrevocably appoints the Company to be his or her attorney in the Employee’s name and on the Employee’s behalf to execute and do any such instruments or things and generally to use his or her name for the purpose of giving to the Company or its nominees the full benefit of the provision of this clause.

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13	restrictions on use of email and internet

The Company’s electronic mail system, internet subscription and all other data systems are the exclusive property of the Company and shall as far as possible be used by the Employee solely in connection with the Employee’s work for the Company.

The Employee will not infringe any rights or violate any applicable legislation while using the Company’s email system, internet subscription or other data systems. The Employee is aware that the Company has complete access to all material and email correspondence and an overview of internet usage that is saved in or performed via the Company’s data system. Any examination performed by the Company shall be in accordance with the Norwegian Personal Data Act as applicable at any time.

14	Non-competition and non-solicitation

14.1	Non-competition

To the extent permitted by law, the Employee agrees that he or she will not, for the duration of this Agreement and thereafter for a period of 6 months, commencing on the date upon which the employment ceases, be associated with or participate in, whether as employee or in any other capacity, any business which directly or indirectly is competitive or likely to be competitive with any business carried on by the Company or the Company Group. The same applies to the carrying on of or participation in any business that renders advice or assistance to any such competing business.

The Company shall decide at its own discretion whether or not to exercise its rights under this section 14.1, subject to applicable legislation.

14.2	Non-solicitation

The Employee covenants with the Company that the Employee will not, for the duration of this Agreement and thereafter for a period of 12 months, commencing on the date upon which the employment ceases, directly or indirectly on the Employee’s own account or on behalf of or in conjunction with any person, approach any employee of the Company or the Company Group with a view to inducing such employee to leave the employment of the Company or the Company Group.

If the Employee violates the provisions above, the Company may require that the Employee stop this violation immediately and that the Employee pay a penalty of six-months’ salary to the Company. The Company may also claim compensation for the Company’s financial loss to the extent that such loss is greater than such penalty of six-months’ salary.

15	Termination

Either Company or Employee may terminate Employee’s employment with Company on 3 months advance, written notice, unless a longer notice period is required pursuant to the Working Environment Act. The period of notice shall be calculated from the first day of the calendar month immediately following the month in which notice was given.

Upon termination of employment, the Employee shall return to the Company all property in the Employee’s possession, custody or control belonging to the Company, including but not limited to business cards, credit and charge cards, keys, security and computer passes, mobile telephones, personal computer equipment, original and copy documents or other media on which information is held in the Employee’s possession relating to the business or affairs of the Company or Company Group. The Employee cannot in any circumstances exercise any lien, or any other right to withhold performance or any material that is in the Employee’s possession.

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16	codes of conduct, other agreements and provisions

The Employee shall comply with all codes of conduct and all other rules and regulations applicable to the Employee's duties and to the business of the Company. The Employee shall comply with the Company's prevailing work instructions, employment rules and all other applicable procedures and instructions laid down in the Company's personnel handbook or similar manual.

17	disputes

The Parties shall seek to resolve any dispute regarding the interpretation of clauses of the Agreement primarily through negotiations.

The Agreement and any settlement or transaction in relation thereto shall be governed by the laws of Norway. Any dispute, controversy or claim arising out of or in connection with the Agreement, or the breach, termination or invalidity thereof, shall be finally settled by the Courts of Norway. Notwithstanding the foregoing and to the extent permitted by law, nothing in this Agreement will be deemed as preventing Company from seeking injunctive relief (or any other provisional remedy) from any court in any territory having jurisdiction over the Employee, the subject matter of the dispute or any other effect arising from any breach of this Agreement as is necessary to protect the Company’s interests of any kind.

* * *

The Agreement has been executed in two original copies, of which each party has received one copy.

[date]

On behalf of Opera Software AS:	Employee:

[name]	[name]

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Opera Software Technology (Beijing) Co., Ltd.

欧普拉软件技术(北京)有限公司

LABOR CONTRACT

劳动合同

NAME 姓 名: ____________

DATE 日 期: _____________

This Labor Contract (the “Contract”) is made as of this ____ day of ____, ____, by and between:

以下为双方于__ 年 __ 月 __ 日签订的劳动合同(以下简称“本合同”):

Party A甲方

Opera Software Technology (Beijing) Co., Ltd.

欧普拉软件技术(北京)有限公司

Registered Address注册地址:

Rm.0933 Tower C, Chaowai SOHO, #6 Chaowai Street, Chao Yang District, Beijing 100020, PRC.

北京朝阳区朝外大街乙6号朝外SOHO C座0933室

Legal Representative法定代表人:

and

及

Party B乙方

Name姓名:

Education Level文化程度:

Gender性别:

Date of Birth出生日期:

ID Card Number身份证号码:

ID Address户籍地址:

Current Address, Postal Code现居住地地址、邮政编码:

Mobile手机号码:

Email电子邮件地址:

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According to the Labor Law of the PRC, Labor Contract Law of PRC and related laws and regulations, Party A and Party B (hereinafter called the “Parties” for plural and “Each Party” singular) sign this Contract following the principles of mutual consultation, equality and free will, the Parties pledge to obey its terms.

按照《中华人民共和国劳动法》、《中华人民共和国劳动合同法》、以及相关法律法规,甲方与乙方(以下合称“双方”或单称“各方“)签署本合同。双方在遵循共同协商、平等和自愿的原则下保证遵守本合同条款。

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Part I General Terms

第一部分 一般条款

§ 1. Working Content and Tasks

工作内容和任务

1.1	Subject to the terms and conditions herein, Party A shall employ Party B as and Party B agrees to serve as the Chief Operating Officer of Party A. Party B shall meet the requirements of this position with respect to time, quality and quantity of work.

在本合同条款和条件下,甲方聘用乙方并且乙方同意接受甲方聘任担任甲方的首席运营官职务。乙方应当按时、保质、保量地完成该职位的工作任务。

1.2	Party B’s responsibilities and area of competence is detailed as below:

乙方的具体职责和权限如下:

1.3	Party B shall devote substantially the whole of his/her time, attention and skill to the discharge of duties of his/her office as Chief Operating Officer of Party A or such other duties as designated and instructed by Party A; faithfully and diligently perform such duties and exercise such powers as are consistent with his/her office in relation to Party A;

乙方将其全部时间、精力和能力投入到该职位的工作或甲方指定的其他工作中去,并应忠实、勤勉地履行其职责并行使权力。

1.4	During the valid term of this Contract, the Company may adjust Party B’s job description based on its operational and production needs and in accordance with Party B’s professional abilities, work performance and physical condition. When circumstances require, Party B undertakes, within the applicable law and to reasonable extent, to carry out other similar work in the same or other departments in Party A or in the Opera Group.

在本合同有效期内,甲方可以根据其生产经营的需要以及乙方的专业能力、工作表现和身体状况,调整乙方的工作内容。如因情况需要,乙方承诺愿意在合理的且法律允许的范围内,在甲方或甲方集团公司的同一部门或其他的部门从事其他类似的工作。

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§ 2. Duration of the Contract

合同期限

2.1	Term of the Contract and Probation Period (if applicable) is further stipulated in the Specific Terms of this Contract.

本合同期限及试用期限如本合同特别所规定。

2.2	Upon the expiration of the Probation Period, Party A shall examine and assess the performance of Party B. In the event that Party B fails to pass such examination and assessment, Party A shall have the right to dismiss Party B or extend the Probation Period, provided however, that the total term of the Probation Period after extension shall not exceed the maximum term stipulated under PRC law.

试用期届满,甲方应对乙方进行考核,如考核不合格的,甲方有权辞退乙方或延长试用期,但延长后的总试用期不得超过相关法律对试用期期限的规定。

2.3	In the event that Party B is absent from duty during the Probation Period, Party A shall keep the right to extend the Probation Period of Party B accordingly.

如果乙方在试用期内缺勤的,甲方保留相应顺延试用期的权利。

2.4	Except for open term employment, upon expiration of the Contract, the Parties may agree in an extension of the Term, and such extension should be in a written agreement.

除无固定期限劳动合同外,在本合同终止时,双方可以同意延长合同期限。双方对延长该合同期限的协议应以书面的形式达成。

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§ 3. Working Time

工作时间

3.1	Party A shall comply with relevant state regulations regarding working time and shall use its best endeavors to arrange that Party B works forty (40) hours per week.

甲方应遵守关于工作时间的法律规定,并尽最大努力安排乙方每星期工作40小时。

3.2	Party A may, according to its production and/or business requirements, ask Party B to work overtime in accordance with relevant laws and regulations. If it is necessary to extend the basic working hours because of Party A’s technical and production needs, both parties could agree to extend maximum 3 hours every working day if it shall not have negative impact to the health of Party B. But the monthly total overtime should not be more than 36 hours.

公司按其业务和生产所需, 可根据有关法律和法规安排乙方加班加点工作。如果由于公司技术上和生产上的需要而有必要延长基本工作时间,在不影响乙方身体健康的条件下,双方可以同意延长每日工作时间最多至三小时。但每月加班总计不超过三十六小时。

3.3	Party B must report his/her daily attendance in accordance with the other applicable rules and procedures established from time to time by Party A.

乙方必须根据相关的甲方随时制定的规章制度报告每天的出勤情况。

§ 4. Labor Protection and Conditions

劳动保护和劳动条件

4.1	Party A shall provide Party B with appropriate working conditions and tools necessary for his/her performance of duties. Party A shall, furthermore, set up working standards, work attendance records and standards of working discipline, which shall become an integral part of this Contract (hereinafter the “Rules and Regulations”).

为了使乙方能够履行职责,甲方应向乙方提供必要的工作条件及工具。甲方还将制定工作标准、出勤记录、纪律准则作为本合同不可分割的一部分(以下简称“规章制度”)。

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4.2	Party A may, at its full discretion, arrange for Party B to participate in education and training programs relating to professional skills and the Rules and Regulations of Party A.

甲方可以自行决定安排乙方参加与职业技能以及甲方规章制度相关的学习及培训计划。

§ 5. Remuneration

报酬

5.1	Salary

工资

Salary is detailed in the Specific Terms of this Contract. The Salary of each month shall be paid on the 10th (date) of each month (will advance when the payment date is not a working date). Party A may adjust the Salary of Party B in accordance with Party B’s work performance.

乙方的工资构成见本合同特别条款。工资在每个月的10号支付(如遇非工作日的则提前支付)。甲方将通过对乙方的工作表现的评估而调整其工资。

5.2	The Salary shall have included any and all allowances to which Party B is entitled to under applicable law. In case Party B works overtime as per Party A’s request or arrangement, Party B may be compensated either by paying overtime payment or giving a rest leave equal to the overtime period in accordance with the laws and regulations.

上述工资已包括乙方根据法律所享有的任何及全部的津贴。如果乙方根据甲方的要求或安排加班的,乙方有权根据法律法规规定的计算标准和支付方式获得加班工资或与加班时间相应的的休息时间作为补偿。

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5.3	Party B shall be solely responsible for all individual income tax, other tax and other personnel surcharges whatsoever imposed under PRC law or otherwise on the Salary and any other amounts paid to Party B by Party A for his/her employment, provided, however, that wherever appropriate and required by the PRC law, Party A shall withhold from the Salary and other payments paid to Party B and pay directly to the relevant tax authorities any and all applicable income taxes which are due and payable in accordance with the PRC law in respect of such compensation.

对于工资及其它任何由甲方基于雇用关系向乙方支付的款项,乙方应根据中华人民共和国法律的规定自行承担所有的个人所得税、其它税金以及其它个人费用。甲方将根据有关的国家法律和法规从乙方每月工资及其他支付的款项中将所得税扣除,直接交税务机构。

§6. Allowance and Insurance

津贴和保险

6.1	Party A shall contribute, take care of and be responsible for the arrangement for Party B’s social security fee and public housing fund contribution in accordance with applicable PRC law. Amount of the above-mentioned fees payable by Party B in accordance with relevant regulation shall be withheld and deducted from Party B’s Salary by Party A.

甲方须根据中国法律承担并负责安排乙方住房公积金以及社会保险金的缴纳。甲方应从乙方的工资中代扣代缴按照法律规定应由乙方承担的上述费用的部分。

6.2	Payment of Salary to Party B when he/she suffers from an occupational disease or industrial injury shall be handled according to the relevant regulations on injury insurance issued by the state and local government authorities.

当乙方患有职业病或负有工伤时,应根据国家和地方关于工伤保险的法律规定,向乙方支付工资。

6.3	Further allowance or benefits, if any, are stipulated in the Specific Terms of this Contract.

其他的津贴或福利,如有的话,则在本合同特别条款中另行约定。

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§ 7. Holidays and Annual Vacation

假期和年假

7.1	In addition to the normal public holidays in the PRC, Party B shall be entitled to paid vacation (the “Annual Vacation”) during each calendar year of the Term, in accordance with the Specific Conditions of this Contract.

除了中国的国定假日外,乙方可以每年享有一定工作日的带薪年假(“年假”)。具体的年假天数根据本合同特别条款的约定。

7.2	Under any of the following circumstances, Party B is not entitled to Annual Vacation for the corresponding year:

乙方有下列情况之一的,不享受当年的年休假:

(1)	The employee, who has worked for more than one year but less than 10 years, has taken sick leave accumulated to more than 60 days;

累计工作满1年不满10年的员工,请病假累计60天以上的;

(2)	The employee, who has worked for more than 10 year but less than 20 years, has taken sick leave accumulated to more than 90 days;

累计工作满10年不满20年的员工,请病假累计90天以上的;

(3)	The employee, who has worked for more than 20 years, has taken sick leave accumulated to more than 120 days;

累计工作满20年以上的员工,请病假累计120天以上的。

7.3	The Annual Vacation may be taken upon approval of the line manager or supervisor of Party B after Party B gives written notice to the line manager or supervisor at least one (1) month prior to the intended Annual Vacation and only when the taking of the Annual Vacation is not in contradiction with the necessity of the business or production of Party A.

休年假必须得到乙方任职部门的部门主管或负责人的事先批准。乙方应至少提前一个月书面通知其主管或负责人,且在与甲方的经营无任何冲突的情况下休年假。

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7.4	It is a general policy that the Annual Vacation may not be carried forward to any future calendar year and must be taken throughout the year from January 1st to December 31st. However, should Party B be unable to take the holidays due to working requirements, Party B shall take the remaining holidays within the first three months of the following year, subject to approval and agreement of the line manager or supervisor.

一般而言,年假必须在每一年度的1月1日起至12月31日止休完,未休完的年假则自动取消不能计入下一年中。但是,如果乙方由于工作需要而未能休假,则乙方在得到其主管或负责人的批准和同意的前提下,可以在下一年的前三个月内休完上一年度的年假。

7.5	The annual leave must be used one (1) day each time and any application of such annual leave less than one (1) day won’t be approved.

员工申请带薪年假最少为一(1)天,少于一(1)天的将不获批准。

7.6	Should Party B fail to take the Annual Vacation due to workload or arrangement of Party A, Party B is entitled to the compensation in lieu of each Annual Vacation not taken, in accordance with applicable PRC laws and regulations and the Employee Handbook. However, Party B shall not refuse to take the Annual Vacation and ask for the compensation.

如因甲方的工作安排而使乙方不能休年假的,乙方有权对未休的年假天数,按照适用的法律法规以及员工手册的规定获得报酬。乙方不得拒绝休年假而要求将年假折成现金。

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§ 8. Labor Discipline

劳动纪律

8.1	Party B shall abide by the Articles of Association and Regulations of Party A and the directions given by Party A and the Group; Party B shall furthermore take good care of all property of Party A, abide by the professional ethics as well as take part in any training organized by Party A and constantly seek to improve his/her professional skills.

乙方应遵守甲方的章程和规章制度,以及甲方和集团的指示。乙方应妥善保管甲方的所有财产、遵守职业道德、积极参加甲方组织的任何培训,以不断提高自身的专业技能。

8.2	If Party B violates the labor discipline, or provisions under the Articles of Association, the Employee Handbook or the Rules and Regulations, Party A may take disciplinary actions against Party B according to the seriousness of the case such as warnings, reduction of salary, temporary leave, demotion or dismissal.

如果乙方违反了劳动纪律、章程、或甲方的规章制度、员工手册,甲方可以根据事态的严重情况对乙方采取包括警告、减少工资、暂时停职、降级或开除等处罚措施。

§ 9. Allowances for Business Trips

出差补助

9.1	Party B will be given allowances or get reimbursement for business trips that he/she is requested to take by Party A or by the necessity of the business of Party A according to the Rules and Regulations of Party A.

乙方因甲方要求或因甲方业务需要出差的,乙方将根据甲方的规章制度获得出差补助或费用报销。

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§ 10. Confidentiality

保密义务

10.1	Save insofar as such information is already lawfully in the public domain, Party B shall keep secret and shall not at any time (whether during the Term or thereafter) use for his/her own or any third party’s advantage, or reveal to any person, firm, company or organization and shall use his/her best endeavors to prevent the publication or disclosure of all Confidential Information (as defined herein below). In this respect, Party B is aware that according to relevant PRC provisions, a violation of business secrets or confidentiality obligations may be sanctioned by fines or even imprisonment.

除已为公众所知悉的信息外,乙方应对(下文定义的)所有保密信息进行保密以及在任何时候(无论是合同期限内还是合同终止后)都不得使用保密信息为其自身或任何第三方谋取好处,或将保密信息披露给任何个人、公司或组织,并且乙方应尽其最大努力阻止所有保密信息的公布或披漏。在此方面,乙方清楚地知道,根据相关中国法律法规规定,如违反商业秘密或保密信息义务,乙方将可能受到经济甚至刑事制裁。

10.2	The restrictions in this Article 10 shall not apply to any disclosure or use authorized by the Party A or required by law or by the intended performance of this Contract.

因甲方批准或法律或执行本合同所需要而对保密信息进行的任何披露或使用不受本合同第10条的限制。

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10.3	For the purpose of this Article 10, “Confidential Information” shall mean information relating to the business, customers and products which Party A deems or treats as confidential or which Party B knows or ought reasonably to have known to be confidential, including but not limited to all graphs, drawings, design, processes, policies, financial plan, client lists, client information, purchasing information, financial information, bidding reserve price and bidding document and other business or personal information of Party A in connection with this Contract and all information provided by Party A or obtained by Party B pursuant to the business of Party A. Party B is herewith advised that he/she may be held liable for damages and be prosecuted for violations of the aforesaid obligations under the relevant legal provisions of PRC law. These obligations shall continue to be valid after termination of the employment relationship.

本合同第10条所提及的“保密信息”是指与甲方业务、客户、产品有关的信息且甲方认为、视为保密的信息或者乙方知道或者应当知道是保密的信息,包括但不限于所有图表、图纸、设计、流程、政策、财务计划、客户名单、客户资料、采购信息、财务信息、招投标标底和标书以及与本合同有关的甲方的其他商业或个人信息及因甲方业务而由甲方提供的或乙方取得的所有信息。乙方在此被告知,乙方可能对其违反前述义务而造成的损害负有赔偿责任并面临根据中国相关法律规定而提起的诉讼。上述所有义务在双方劳动关系终止后继续有效。

10.4	All notes, memorandum, records, writing (by whatever medium kept or made) concerning the business of Party A or customers of Party A made or received by Party B (the “Work-Related Documents”) during the course of the Employment shall be and remain the exclusive property of Party A and shall be delivered, together with all copies thereof, to Party A upon the request of Party A at any time during the course of the employment and at the termination of this Contract or in any event upon his/her leaving the service of Party A. Party B shall not be entitled to any payment of compensation on delivery of the aforesaid Work-Related Documents to Party A.

乙方在其工作中制作的或收到的所有与甲方业务或甲方客户有关的(无论何种媒介保存或制作的)笔记、备忘录、记录、书函(以下称“工作相关文件”)应是并始终保持是甲方独有的财产,并且在雇用过程中的任何时候以及在本合同终止或者在其离开甲方时根据甲方的要求,将上述工作相关文件及其复印件交还给甲方。乙方无权就交还前述工作相关文件获得任何赔偿。

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10.5	If Party B breaches this obligation of confidentiality under Clause 10 directly or indirectly, Party A shall be entitled to terminate this Contract without notice for cause and Party B shall be liable to Party A for all damages (direct or consequential) incurred as a result of Party B’s breach.

如果乙方直接或间接违反了本合同第10条项下的规定,甲方应有权终止合同,而无须给予任何通知说明理由。在此情况下,乙方应赔偿甲方由此遭受的所有损失(包括任何直接或间接的损失)。

§ 11. Secondary Occupation

第二职业

11.1	During his/her employment with Party A, without express and written consent from Party A, Party B shall not assume employment with or provide services, as a director or otherwise, for any other company or engage whether as a shareholder, partner, licensor or otherwise, no matter this company or business is in competition with Party A or not. This section also applies to unpaid or honorary activities.

在乙方受甲方聘用期间,没有甲方明示的书面同意,乙方不得与任何其他公司建立劳动关系或提供服务或担任董事,亦不得作为股东、合伙人、权利许可人等从事任何业务,无论该公司或此等业务与甲方的业务是否构成竞争关系。本条款的规定同样适用于无偿的或名誉性的活动。

11.2	Prior written consent by Party A must be obtained for publications and lectures which might infringe upon Party A’s interests.

乙方发表作品或讲课,如果可能侵犯到甲方利益的,则需事先获得甲方的书面同意。

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11.3	Party B further commits that, during his/her employment with Party A and/or after the termination, he/she shall not directly or indirectly:

乙方进一步保证,其在甲方任职期间且/或在其离职后,将不会直接或 间接地:

(1)	solicit or influence any officer, director or key employee of Party A to leave Party A;

诱使或影响甲方的任何其他管理人员、董事、重要员工离开甲方;

(2)	persuade or attempt to persuade any present or past client of Party A not to conduct business with Party A or to conduct business with a competitor of Party A; or

游说或意图游说甲方的任何现有或过去的客户不与甲方开展业务或与甲方的竞争对手开展业务;或

(3)	conduct or attempt to conduct any other actions which will adversely influences Party A’s operation and business.

进行或意图进行任何其他将会对甲方的正常业务和经营产生不良影响的行为。

11.4	If Party B breaches obligation under this § 11 directly or indirectly, Party A shall be entitled to terminate this Contract without notice for cause and Party B shall be liable to Party A for all damages (direct or consequential) incurred as a result of Party B’s breach.

如果乙方直接或间接违反了第11条下规定的义务,甲方有权终止本合同而无须给予通知说明理由。在此情况下,乙方应赔偿甲方由此遭受的所有损失(包括任何直接或间接的损失)。

§ 12. Intellectual Property Rights

知识产权

12.1	Any writing, software, discovery, invention (patentable or not patentable), any related know how or any other form of intellectual property rights, which Party B contributes to produce, during the employment period or within one year from the termination of this Contract, in course of performing his/her own duty, in execution of any assignments beyond his/her duty but entrusted to him/her by Party A, or by primarily using the material resources or business information of Party’ A, shall be transferred in full to Party A. Party B shall pass on information as mentioned above immediately per request by Party A, and make any possible effort to register Party A as the owner of the above-mentioned intellectual property. Should Party B fail to do so, he/she hereby irrevocably authorizes Party A to appoint some person in his/her name and on his/her behalf to sign any documents and do any thing or things necessary or requisite to give effect thereto.

任何在乙方受雇佣期间、或本合同解除之日起一年内,乙方为履行其职责、或完成甲方所交付乙方职责以外的任务时、或主要使用来源于甲方的物质资料或商业信息而由乙方研发的著作、软件、发现、发明(无论是否能构成专利)、或任何相关的专有技术、或任何其它形式的知识产权应完整地归于甲方所有。应甲方的要求,乙方应当立即将上述有关的信息资料转达给甲方,并提供一切努力使甲方登记成为前述知识产权的所有人。如乙方怠于作出此等努力的,乙方在此不可撤销地授权甲方指定他人以乙方名义代表其签署使甲方成为此等知识产权所有人必要或所需的任何文件或作出任何必要或所需的行为。

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12.2	Party A shall have full and unrestricted ownership of all intellectual property rights mentioned above. This also applies to all written and visual material including graphs, designs, program developments and web designs which is produced by Party B during this Contract.

甲方对上述知识产权享有完整的、不受限制的所有权。这同样适用于所有由乙方于劳动合同期间制作的书面及可视的材料,包括图纸、设计、程序研发和网页设计。

12.3	Ownership regarding the intellectual property developed by Party B outside of working time other than Article 12.1 shall be discussed and agreed with Party A in advance.

有关乙方于第12.1款规定以外的且在非工作时间研发的知识产权的所有权应事先与甲方商量并达成一致。

§ 13. Rescission, Terminations, renewal and Amendment of the Contract

合同的解除、终止、续展和修改

13.1	Party A is entitled to terminate this Contract without prior notice nor economic compensation, under any of the following circumstances, if Party B:

在下列情形下,甲方无须事先通知即有权解除本合同,且不必给予乙方任何赔偿,如果乙方:

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(1)	is found to have provided fraud or fake information when applying for the position in Party A;

在申请甲方的职位时,提供了欺诈或虚假的信息;

(2)	is proved to be unqualified in course of the probation period;

在试用期内被证明不符合录用条件的;

(3)	is in material violation of the Rules and Regulations of Party A;

严重违反甲方的规章制度;

(4)	has committed gross dereliction of or graft and thereby caused substantial harm to the interests of Party A, including but not limited to breach of any of his/her obligations under Clause 10, 11 or any clause under the Confidentiality & Non-Competition Agreement, if any; or;

严重失职或营私舞弊并因此对甲方利益造成重大损害,包括但不限于违反其在第10及11条项下的义务,以及违反了保密和竞业限制协议项下的义务,如有;

(5)	has established work relationship with other work units at the same time, which causes serious impact for the finish of Party A’s working task, or refused to make correction after pointing out by Party A.

同时与其他用人单位建立劳动关系,对完成甲方的工作任务造成严重影响,或经甲方提出拒不改正的;或

(6)	is convicted of a criminal offence in accordance with law.

被依法追究刑事责任。

13.2	Party A may terminate this Contract under any of the following circumstances, provided that Party A shall give a 30 days written notice or by giving one month’s salary in lieu of such prior notice as decided by Party A,

有下列情况之一的甲方可以解除劳动合同,甲方应当提前30天以书面形式通知乙方或由甲方决定以支付一个月的工资替代提前通知:

(1)	if Party B contracts a non-occupational disease or non-industrial injury, and, upon the completion of the period of medical treatment, cannot resume the original work assignment nor fulfill other work reassigned by Party A;

如乙方患有非职业病或工伤以外的疾病,医疗期满后,不能承担原工作任务也不能从事甲方安排的其他工作的;

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(2)	if Party B is still not competent for the work after training or adjustment of the post assigned to Party B;

如乙方经过培训或调整工作岗位后仍不能胜任工作的;或者

(3)	if this Contract can no longer be performed due to substantial changes to the objective situation from the basis at the time of conclusion of the Contract, provided that no agreement or amendments to this Contract can be reached between the parties through consultation;

如本合同订立时所依据的客观情况发生重大变化,致使本合同无法履行,且经双方协商不能就本合同或变更本合同达成协议的;

13.3	If Party A needs to carry out a personnel cutback involving more than 20 persons or a personnel cutback involving less than 20 persons but accounting for more than 10% of the workforce due to any of the circumstances set forth below, it may do so after explaining the circumstances to the labor union or all of the staff and workers 30 days in advance, listening to the opinions of the labor union or staff and workers and reporting its personnel cutback plan to the labor administrative department:

有下列情形之一,需要裁减人员二十人以上或者裁减不足二十人但占企业职工总数百分之十以上的,甲方在提前三十日向工会或全体职工说明情况,听取工会或职工的意见后,裁减人员方案经向劳动行政部门报告,可以裁减人员:

(1)	Party A is to undergo restructuring in accordance with the Enterprise Bankruptcy Law;

依照企业破产法规定进行重组的;

(2)	Party A is experiencing serious difficulties in its production and operations;

生产经营发生严重困难的;

(3)	the enterprise is to switch production, undergo a material technological makeover or adjust its mode of operations and still needs to cut back personnel after amendment of employment contracts; or

企业转产、重大技术革新或者经营方式调整,经变更劳动合同后,仍需裁减人员的;

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(4)	another material change in the objective economic circumstances relied upon at the time of the conclusion of the employment contracts occurs, making the performance thereof impossible.

其他因劳动合同订立时所依据的客观经济情况发生重大变化,致使劳动合同无法履行的。

13.4	Should Party A terminate the Contract on ground of any circumstances in the above 13.2 or 13.3, or in case that Party A is claimed bankrupt, has its business license revoked, is ordered to close down or is closed down, or decides to dissolve early in accordance with the law, Party B is entitled to the compensation equaling to one month’s Salary for every year of service with Party A. If Party B’s service term with Party A is less than one year but above 6 months, the severance payment for that service year will be 1 month’s Salary. 50% of the Monthly Payment shall be paid for those who have served less than 6 months at Party A. However, should the Party B’s Salary be higher than 300% of the average monthly salary as published by the local government, the calculation base shall be adjusted up to 300% of such average monthly salary, and for a maximum period of service not exceeding 12 years.

甲方因第13.2条、13.3条提前解除劳动合同,或因甲方被宣告破产、吊销营业执照、责令关闭、撤销或甲方决定提前解散的而终止劳动合同的,应按照乙方在甲方的服务期每满一年补偿一个月的工资标准由甲方对乙方进行补偿。六个月以上不满一年的,按一年计算;不满六个月的,向乙方支付半个月工资的经济补偿。乙方月工资高于用人单位当地平均工资3倍的,支付赔偿金的标准按照该平均工资的3倍计算,支付补偿的年限最高不超过12年。

13.5	If this Contract is terminated upon expiration, Party B shall be entitled to the same compensation as stipulated in 13.4. However, in case Party B refuses to renew the Contract even Party A maintains the same conditions or offers better conditions, or Party B demands higher conditions so that Party A refuse to renew the Contract, Party A is not obligated to pay the compensation.

劳动合同期满,终止劳动合同的,亦应按照第13.4条的规定向乙方支付经济补偿。但是,如甲方维持或提高本合同约定条件,乙方不同意续签的,或者乙方提高本合同条件,甲方不同意续签劳动合同的,甲方无需支付补偿金。

13.6	Except in the cases as listed in 13.1, Party A shall not terminate this Contract, when one of the following circumstances arises with respect to Party B; and if this Contract expires, it shall be extend till the following circumstances end:

除第13.1条规定的情况以外,在乙方有如下情形时,甲方不得提前解除本合同;合同到期的,亦应延续至相应的情形消失时终止:

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(1)	Party B was engaged in operations that exposed him/her to an occupational disease hazard and has not undergone a pre-departure occupational health examination or is suspected of having contracted an occupational illness and is being diagnosed or undergoing medical observation;

乙方从事接触职业病危害作业未进行离岗前职业健康检查,或者疑似职业病病人在诊断或者医学观察期间的;

(2)	it has been confirmed by the Labor Appraisal Committee that Party B has lost all or part of his/her ability to work due to occupational disease or industrial injury suffered during the working with Party A;

乙方因在甲方工作而患职业病或因工伤已经劳动鉴定委员会确认乙方已完全或部分丧失劳动能力的;

(3)	within the period of Party B’s medical treatment, after Party B contracted non occupational disease or non-industrial injury;

乙方患有非职业病或非因工负伤并在医疗期限内;

(4)	during the period of Party B’s pregnancy, maternity leave or nursing period;

在乙方孕期、产期、哺乳期内;

(5)	Party B has consecutively worked for Party A for more than 15 years and will retire in less than 5 years or other situation specified by law and regulations;

乙方在甲方连续工作满十五年,且距法定退休年龄不满五年的;

(6)	other situation as stipulated by law and regulations.

或法律法规规定的其他情形;

13.7	Unless otherwise agreed in the Service Period Agreement, Party B may terminate the Contract with prior notice of one month or three days during the Probation Period to Party A in writing.

除非双方另有服务期的约定,乙方提前三十日以书面形式通知甲方的,或在试用期内提前三天通知的,可以解除劳动合同。

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13.8	Party B is entitled to inform Party A at anytime to terminate this Contract under any of the following circumstances:

在下列情形下,乙方有权随时通知甲方解除本合同:

(1)	Party A imposes forced labor by means of violence, threat or illegal restrictions of personal freedom;

甲方以暴力、威胁或非法限制人身自由的方式强迫劳动;

(2)	Party A fails to pay remuneration, social security fees or to provide the working protection and conditions as provided for in this Contract;

甲方未能按照本合同规定支付报酬、缴纳社会保险费或提供相应劳动保护和劳动条件的;

(3)	The Rules and Regulation of Party A violates the laws and regulations and thereby infringe the Party B ‘s right and interest.

甲方的规章制度违反法律、法规的规定,损害乙方权益的;

(4)	Party A exempts itself from statutory liability or denied Party B’s rights;

甲方免除自己的法定责任、排除乙方法定权利的;

(5)	Party A instructed Party B, in violation of regulations, or arbitrarily ordered him/her to carry out a dangerous operation that threatened his/her personal safety; or;

甲方违章指挥、强令冒险作业危及乙方人身安全的;或

(6)	Party A, by means of deception or coercion or by taking advantage of Party B’s difficulties, forces Party B to conclude or change this Contract against Party B’s true will;

甲方以欺诈、胁迫的手段或者乘人之危,使乙方在违背真实意思的情况下订立或者变更劳动合同的。

13.9	On termination of this Contract for whatever reason (and whether in breach of contract or otherwise), Party B:

无论因何原因本合同终止的(无论是否违反了合同的规定或其它),乙方:

(1)	shall deliver forthwith to Party A all working tools, work clothes, keys, access card, books, documents (including copies), papers (including copies), materials(including copies), company credit cards, company car and car keys (if any) and all other property relating to the business of or belonging to Party A which is in his/her possession or under his/her power or control;

应立即把其占用的或在其权限或控制下的与甲方业务有关的或属于甲方的所有劳动工具、工作服、钥匙、门禁卡、簿册、文件(包括复印件)、文案(包括复印件)、材料(包括复印件)、公司信用卡、公司车辆及钥匙(如有)以及其它所有财产交还给公司;

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(2)	has no right to claim for payment with respect to his/her unused annul vacation for the year when he/she asks for resignation;

如其主动提出辞职的,则无权要求将未休完的年假折成现金补偿;

(3)          如乙方已被甲方委任为某个其他职位,应立即辞去该职位,并且对辞去该职无权获得补偿。而且如果乙方不辞去该职,其在此不可撤销地授权甲方指定他人以其名义代表其签署使辞职生效所需或必要的任何文件并作出任何使辞职生效所需或必要的行为;

if he/she has been appointed as another position of Party A, resign forthwith his/her such position without compensation for loss of office as the position, and should Party B fail to do so, he/she hereby irrevocably authorizes Party A to appoint some person in his/her name and on his/her behalf to sign any documents and do any thing or things necessary or requisite to give effect thereto.

(4)	shall not at any time after termination of this Contract represent himself/herself as being in any way connected with or interested in the business of, or employed by, Party A;

本合同终止后的任何时候,乙方都不应该表示出其与甲方有任何关联、或对甲方的业务有任何利益、或仍受雇于甲方;

(5)	shall always keep his/her obligations as stipulated in § 10 and § 11 herein, or any obligations under the Confidentiality & Non-competition Agreement, if any.

乙方仍应始终遵守本合同第10、11条规定的义务,以及其在保密和竞业限制协议下的义务(如有)。

13.10	This Contract can be rescinded upon agreement of the consultation between the Parties.

经双方协商一致,可以解除本合同。

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§ 14 Liability for Breach of Contract

违约责任

14.1	If Party A rescinds this contract in violation of the PRC labor laws and regulations, Party A shall compensate Party B the amount on basis of two months’ salary for each service year which Party B has worked for Party A.

如果甲方违法解除本合同的,应根据乙方在甲方的服务期每满一年补偿两个月的工资标准由甲方对乙方进行补偿。

14.2	Party B shall be liable for the compensation of all economic losses suffered by Party A or any third party that has cooperative relationship with Party A as a result of Party B’s breach of this Contract under any of the following circumstances.

在下列情况下,乙方应对甲方或其它任何与甲方有合作关系的第三方因乙方违反本合同而遭受的所有经济损失进行补偿:

(1)	Party B fails to fulfill his/her obligation of service period under the training agreement (if any);

乙方未能履行培训协议下关于服务期的约定(如有);

(2)	Party B breaches his/her obligations under the § 10 or §11, or the separate Confidentiality & Non-competition Agreement (if any).

乙方未能履行本合同第10条、第11条项下的义务,或是其在单独的保密和竞业限制协议下的义务(如有)。

§ 15. Settlement of Labor Dispute

劳动争议的解决

15.1	After a labor dispute has arisen, the Parties may apply for mediation to the Labor Dispute Mediation Commission where Party A is located. In case of settlement cannot be reached through consultation and/or mediation, the dispute has to be submitted for arbitration by the Beijing Labor Arbitration Commission within one year after either Party has given written notice to the other party of the existence of a dispute, i.e. after the dispute came into existence.

发生劳动争议后,双方可以向甲方所在地劳动争议调解委员会申请调解;协商调解不成的,应向北京市劳动争议仲裁委员会申请仲裁。仲裁申请应当在一方就劳动争议的存在以书面通知另一方之日起,即劳动争议发生之日起一年内向劳动争议仲裁委员会提出。

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15.2	If either Party is dissatisfied with the arbitral award, it may institute an action or apply for vacation of the arbitration at the People’s Court in accordance with the time limit and conditions as stipulated in PRC Law on the Mediation and Arbitration of Employment Disputes.

任何一方对仲裁裁决不服的,可以根据《中华人民共和国劳动争议调解仲裁法》规定的期限和条件,向人民法院起诉或申请撤销仲裁裁决。

15.3	During the mediation, arbitration and court proceedings, this contract shall be continued to be executed by the Parties except for the part which is under adjudication.

在调解、仲裁及法院诉讼过程中,除正待裁定之部分外,本合同应由双方继续执行。

§ 16. Supplementary Provisions

其它规定

16.1	Party B is aware of the fact that Party A stores and uses personal data of Party B including working behavior and performance and wage/salary information solely for the purpose of evaluation of the employment relationship or fulfillment of obligations and hereby agrees such storage and usage of Party B’s personal data by Party A.

乙方知道甲方存有并使用乙方的包括工作表现、履约情况及薪资情况在内的个人资料这一事实,用于评估劳动关系或履行义务的状况。乙方在此同意甲方为所述之目的而存储和使用乙方的个人资料。

16.2	Party B herewith confirms that he/she does not have any knowledge of any negative circumstance relating to Party B’s general state of health, which might jeopardize Party B’s assignment in the target area, e.g. a current or chronicle illness or an illness requiring continuous treatment.

乙方在此确认不存在会影响乙方在约定领域任职的负面情况,例如急性或慢性病或某一需持续治疗的疾病。

16.3	Party B undertakes, during the period of Party B’s assignment abroad for training or other purposes, to behave in such a way that the relations between Party A and any of its contacts in the country of assignment are not impaired at any time.

乙方保证在乙方被派出国培训或为其他目的出国期间其行为举止在任何时候均不会损害甲方与其在该国的联系人、联系单位之间的关系。

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16.4	Party B undertakes and warrants that, any and all information and material which he/she provides to Party A during the application of the position in Party A are authentic and accurate. Party B further undertakes that he/she is in good behavior and has no criminal record or serious violation of law.

乙方确认并保证,其在向甲方求职过程中所提交的任何和所有的材料和信息,均为真实准确的。且其品行良好,不存在任何犯罪或严重违法的行为。

16.5	Party B herewith undertakes and warrants that he/she will not by reason of entering into this Contract, or by performing any duties under this Contract, be in breach of any terms of employment with a third party whether express or implied or of any other obligation binding on him. Party B further undertakes that if he/she breaches his/her undertakings hereunder, he/she shall compensate Party A for all damages and losses Party A sustained.

乙方在此保证并确认其将不会因其签署本合同或履行本合同下的任何职责而违反与第三方的任何明示或默示的聘用条款或约束他/她的其它任何义务。乙方同时保证对于因违反本条款项下的义务而致使甲方遭受的任何损害和损失,乙方应对甲方进行赔偿。

§ 17. Other Agreed Terms

其它约定条款

17.1	This Contract constitutes the entire agreement between the parties and shall supersede all previous negotiations, commitments and contracts both oral and in writing between the Parties. Party B acknowledges that he/she has not entered into this Contract in reliance upon any representation, warranty or undertaking which is not set in this Contract or expressly referred to in it as forming part of this Contract.

本合同构成双方之间的完整协议,并取代先前双方的一切书面或口头的谈判、约定及合同。乙方确认其签署本合同不出于任何未在本合同中规定的或未在本合同中指明作为本合同一部分的任何陈述、保证或承诺的依赖。

17.2	No change in, amendment to and/or modification of this Contract shall be valid unless such is made in writing and signed by both Parties hereto.

本合同任何更改、修订和/或修改只有经双方书面签署的协议作出方才有效。

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17.3	If any provision hereof is or becomes invalid in any respect, the validity of the remaining provisions shall not be affected or impaired, and the void or invalid provisions shall be replaced by such valid provisions reflecting the closest intentions of the Parties at the time of signing the Contracts.

若本合同存在无效条款,其余条款的效力不受影响或损害,失效或无效的条款由最接近反映双方在签署本合同时的意图的该类有效条款取代之。

17.4	The Parties agree that the rights and obligations set forth in § 10, § 11 and § 13 shall survive the termination of this Contract.

双方同意本合同第10、11、13条在本合同终止后继续有效。

17.5	Any notice to be given to or claim to be filed against Party B under this Contract shall in writing and may be served by being handed to him/her personally or by being sent by recorded delivery post to him/her at his/her ID address and current address as stated in the first page of this Contract (unless he/she informs the change of his/her address to Party A in advance); and any notice to be given to or claim to be filed against Party A under this Contract shall be in writing and may be served by being left at or by being sent by recorded delivery post to its address as stated in the first page of this Contract.

任何根据本合同发给乙方的通知或对乙方提起的索赔应采用书面形式,可以专人递送给他或通过正常挂号邮件形式发送至其在本合同首页所述的身份证地址和现居住地地址(除非乙方提前书面通知甲方变更地址的)视为送达。任何根据本合同发给甲方的通知或对甲方提起的索赔应采用书面形式,可留在甲方在本合同首页所述的地址或通过以正常挂号邮件形式递交至该地址视为送达。

17.6	Party A’s Operating Procedure and other Rules and Regulations, if any, shall form an integral part of this Contract.

除非双方另有约定,作为本合同附件的甲方、操作程序规定和其它规章制度应构成本合同不可分割的组成部分。

17.7	The rights and duties of Party B under this Contract shall not be subject to alienation, assignment or transfer.

乙方在本合同下的权利和职责不得转让、让渡或出让。

17.7	The headings of the Articles and Sections of this Contract are for the convenience of the Parties hereto and shall not be deemed a substantive part of this Contract.

本合同条款的标题是为方便本合同双方而设,不应视为本合同实质性的一部分。

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17.8	This Contract is signed in two originals, and each party shall hold one.

本合同一式两份,合同双方各持有一(1)份合同原件。

Part II-Specific Terms

第二部分-特别条款

1.	Duration of Contract

合同期限

The Contract is concluded on basis of the following _(1)_with respect to the contract period:

(1)	An open term contract, starting from ______ and the first _____ months of the contract, from _________to ___________will be the probation period (the “Probation Period”).

无固定期限合同,从_ 年 月 日_起,其中试用期为 ___个月,从__________起至_____________。

(2)	A fixed period of ____ years, commencing from ___________ to _______________. The first _____ months of the contract, from______ to ________, shall be the probation period (the “Probation Period”).

本合同期限为____年,从____________起至______________,其中试用期为____个月,从__________起至_____________。

2.	Remuneration

报酬

Party A shall pay to Party B RMB _____ per month as salary during the Probation Period (the “Probation Salary”), after which the amount of monthly salary will be adjusted to RMB ___ subject to Party B’s performance and behavior during the Probation Period. Probation Salary and salary after the Probation Period (collectively, the “Salary”) will be paid for twelve (12) months per annum.

试用期内,甲方应每月向乙方支付人民币 _____ 元作为其工资。试用期满后,甲方将根据乙方在试用期内的表现调整其月工资至人民币 ___ 元。甲方每年向乙方支付十二个月的工资。

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3.	Annual Vacation

年假

Party B shall be entitled to (15+N days) paid vacation (the “Annual Vacation”) during each calendar year of the Term since 1st January 2008, “N” means full employment year. Therefore, Party B shall be entitled to (15+     days) paid vacation in 2018.

自2008年01月01日起,每个合同周期内的自然年度,可以享有(15+N)个工作日的带薪年假(“年假”),N代表整数工作年限。故乙方2018年可以享有     天的带薪年假。

4.	Appendix

附件

The following appendixes shall form an integral part of this Contract.

以下附件构成本合同不可分割的部分:

Confidentiality & Non-competition Agreement

保密与竞业限制协议(根据不同员工,选择适用)

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IN WITNESS WHEREOF this Contract has been executed in Beijing, PRC on the day and year indicated below:

鉴于此,双方于以下显示之日期于中国北京签署本合同:

Party A甲方:	Party B (signature) 乙方
Opera Software Technology (Beijing) Co., Ltd.
欧普拉软件技术(北京)有限公司

Date日期:	Date日期:

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